ARTICLES

Incorporation No. BC _________

BUSINESS CORPORATIONS ACT

ARTICLES

OF

SMARTIRE SYSTEMS INC.

Incorporation No. BC _________

BUSINESS CORPORATIONS ACT

ARTICLES

OF

SMARTIRE SYSTEMS INC.

(the “Company”)

PART 1 - INTERPRETATION

1.1 Definitions

Without limiting Article 1.2, in these Articles, unless the context requires otherwise:

“adjourned meeting” means the meeting to which a meeting is adjourned under Article 8.7 or 8.11;

“board” and “directors” mean the directors or sole director of the Company for the time being;

“Business Corporations Act” means the Business Corporations Act, S.B.C. 2002, c.57, and includes its regulations;

“Interpretation Act” means the Interpretation Act, R.S.B.C. 1996, c. 238;

“trustee”, in relation to a shareholder, means the personal or other legal representative of the shareholder, and includes a trustee in bankruptcy of the shareholder.

1.2 Business Corporations Act definitions apply

The definitions in the Business Corporations Act apply to these Articles.

1.3 Interpretation Act applies

The Interpretation Act applies to the interpretation of these Articles as if these Articles were an enactment.

1.4 Conflict in definitions

If there is a conflict between a definition in the Business Corporations Act and a definition or rule in the Interpretation Act relating to a term used in these Articles, the definition in the Business Corporations Act will prevail in relation to the use of the term in these Articles.

1.5 Conflict between Articles and legislation

If there is a conflict between these Articles and the Business Corporations Act, the Business Corporations Act will prevail.

PAR 2 - SHARES AND SHARE CERTIFICATES

2.1 Form of share certificate

Each share certificate issued by the Company must comply with, and be signed as required by, the Business Corporations Act.

2.2 Right to share certificate

Each shareholder is entitled, without charge, to one certificate representing the share or shares of each class or series of shares held by the shareholder.

2.3 Sending of share certificate

Any share certificate to which a shareholder is entitled may be sent to the shareholder by mail and neither the Company nor any agent is liable for any loss to the shareholder because the certificate sent is lost in the mail or stolen.

2.4 Replacement of worn out or defaced certificate

If the directors are satisfied that a share certificate is worn out or defaced, they must, on production to them of the certificate and on such other terms, if any, as they think fit,
(a) order the certificate to be cancelled, and
(b) issue a replacement share certificate.

2.5 Replacement of lost, stolen or destroyed certificate

If a share certificate is lost, stolen or destroyed, a replacement share certificate must be issued to the person entitled to that certificate if the directors receive
(a) proof satisfactory to them that the certificate is lost, stolen or destroyed, and
(b) any indemnity the directors consider adequate.

2.6 Splitting share certificates

If a shareholder surrenders a share certificate to the Company with a written request that the Company issue in the shareholder’s name 2 or more certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as the certificate, so surrendered, the Company must cancel the surrendered certificate and issue replacement share certificates in accordance with that request.

PART 3 - ISSUE OF SHARES

3.1 Directors authorized to issue shares

The directors may, subject to the rights of the holders of the issued shares of the Company, issue, allot, sell, grant options on or otherwise dispose of the unissued shares, and issued shares held by the Company, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the issue prices that the directors, in their absolute discretion, may determine.

3.2 Company need not recognize unregistered interests

Except as required by law or these Articles, the Company need not recognize or provide for any person’s interests in or rights to a share unless that person is the shareholder of the share.

PART 4 - SHARE TRANSFERS

4.1 Recording or registering transfer

A transfer of a share of the Company must not be recorded or registered
(a) unless a duly signed instrument of transfer in respect of the share has been received by the Company and the certificate representing the share to be transferred has been surrendered and cancelled, or
(b) if no certificate has been issued by the Company in respect of the share, unless a duly signed instrument of transfer in respect of the share has been received by the Company.

4.2 Form of instrument of transfer

The instrument of transfer in respect of any share of the Company must be either in the form, if any, on the back of the Company’s share certificates or in any other form that may be approved by the directors from time to time.

4.3 Signing of instrument of transfer

If a shareholder, or his or her duty authorized attorney, signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer, or, if no number is specified, all the shares represented by share certificates deposited with the instrument of transfer,
(a) in the name of the person named as transferee in that instrument of transfer, or
(b) if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the share certificate is deposited for the purpose of having the transfer registered.

4.4 Enquiry as to title not required

Neither the Company nor any director, officer or agent of the Company is bound to inquire into the title of the person named in the instrument of transfer as transferee or, if no person is named as transferee in the instrument of transfer, of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered or is liable for any claim related to registering the transfer by the shareholder or by any intermediate owner or holder of the shares, of any interest in the shares, of any share certificate representing such shares or of any written acknowledgment of a right to obtain a share certificate for such shares.

4.5 Transfer fee

There must be paid to the Company, in relation to the registration of any transfer, the amount determined by the directors.

PART 5 - ACQUISITION OF SHARES

5.1 Company authorized to purchase shares

Subject to the special rights and restrictions attached to any class or series of shares, the Company may, if it is authorized to do so by the directors, purchase or otherwise acquire any of its shares.

5.2 Company authorized to accept surrender of shares

The Company may, if it is authorized to do so by the directors, accept a surrender of any of its shares by way of gift or for cancellation.

5.3 Company authorized to convert fractional shares into whole shares

The Company may, if it is authorized to do so by the directors, convert any of its fractional shares into whole shares in accordance with, and subject to the limitations contained in, the Business Corporations Act.

PART 6 - BORROWING POWERS

6.1 Powers of directors

The directors may from time to time on behalf of the Company
(a) borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that they consider appropriate,
(b) issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person,

(c) guarantee the repayment of money by any other person or the performance of any obligation of any other person, and
(d) mortgage or charge, whether by way of specific or floating charge, or give other security on the whole or any part of the present and future undertaking of the Company.

PART 7 - GENERAL MEETINGS

7.1 Annual general meetings

Unless an annual general meeting is deferred or waived in accordance with section 182(2)(a) or (c) of the Business Corporations Act, the Company must hold its first annual general meeting within 18 months after the date on which it was incorporated or otherwise recognized, and after that must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual general meeting.

7.2 When annual general meeting is deemed to have been held

If all of the shareholders who are entitled to vote at an annual general meeting consent by a unanimous resolution under the Business Corporations Act to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date of the unanimous resolution. The shareholders must, in any unanimous resolution passed under this Article 7.2, select as the Company’s annual reference date a date that would be appropriate for the holding of the applicable annual general meeting.

7.3 Calling of shareholder meetings

The directors may, whenever they think fit, call a meeting of shareholders.

7.4 Notice for meetings of shareholders

The Company must send notice of the date, time and location of any meeting of shareholders, in the manner provided in these Articles, or in such other manner, if any, as may be prescribed by ordinary resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting, to each director and to the auditor of the Company, unless these Articles otherwise provide, at least the following number of days before the meeting:
(a) if and for so long as the Company is a public company, 21 days;
(b) otherwise, 10 days.

7.5 Record date for notice

The directors may set a date as the record date for the purpose of determining shareholders entitled to notice of any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. The record date must not precede the date on which the meeting is held by fewer than:
(a) if and for so long as the Company is a public company, 21 days;
(b) otherwise, 10 days. If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

7.6 Record date for voting

The directors may set a date as the record date for the purpose of determining shareholders entitled to vote at any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

7.7 Failure to give notice and waiver of notice

The accidental omission to send notice of any meeting to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceedings at that meeting. Any person entitled to notice of a meeting of shareholders may, in writing or otherwise, waive or reduce the period of notice of such meeting.

7.8 Notice of special business at meetings of shareholders

If a meeting of shareholders is to consider special business within the meaning of Article 8.1, the notice of meeting must:
(a) state the general nature of the special business; and
(b) if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it a copy of the document or state that a copy of the document will be available for inspection by shareholders:
(i) at the Company’s records office, or at such other reasonably accessible location in British Columbia as is specified in the notice; and
(ii) during statutory business hours on any one or more specified days before the day set for the holding of the meeting.

PART 8 - PROCEEDINGS AT MEETINGS OF SHAREHOLDERS

8.1 Special business

At a meeting of shareholders, the following business is special business:
(a) at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of or voting at the meeting;
(b) at an annual general meeting, all business is special business except for the following:
(i) business relating to the conduct of or voting at the meeting;
(ii) consideration of any financial statements of the Company presented to the meeting;
(iii) consideration of any reports of the directors or auditor;
(iv) the setting or changing of the number of directors;
(v) the election or appointment of directors;
(vi) the appointment of an auditor;
(vii) the setting of the remuneration of an auditor;
(viii) business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution;
(ix) any other business which, under these Articles or the Business Corporations Act, may be transacted at a meeting of shareholders without prior notice of the business being given to the shareholders.

8.2 Special majority

The majority of votes required for the Company to pass a special resolution at a meeting of shareholders is two-thirds of the votes cast on the resolution.

8.3 Quorum

Subject to the special rights and restrictions attached to the shares of any class or series of shares, the quorum for the transaction of business at a meeting of shareholders is 2 persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 1/20 of the issued shares entitled to be voted at the meeting.

8.4 One shareholder may constitute quorum

If there is only one shareholder entitled to vote at a meeting of shareholders,
(a) the quorum is one person who is, or who represents by proxy, that shareholder, and
(b) that shareholder, present in person or by proxy, may constitute the meeting.

8.5 Other persons may attend

The directors, the president, if any, the secretary, if any, and any lawyer or auditor for the Company are entitled to attend any meeting of shareholders, but if any of those persons do attend a meeting of shareholders, that person is not to be counted in the quorum, and is not entitled to vote at the meeting, unless that person is a shareholder or proxy holder entitled to vote at the meeting.

8.6 Requirement of quorum

No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote at the meeting is present at the commencement of the meeting.

8.7 Lack of quorum

If, within 1/2 hour from the time set for the holding of a meeting of shareholders, a quorum is not present, (a) in the case of a general meeting convened by requisition of shareholders, the meeting is dissolved, and (b) in the case of any other meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place.

8.8 Lack of quorum at succeeding meeting

If, at the meeting to which the first meeting referred to in Article 8.7 was adjourned, a quorum is not present within 1/2 hour from the time set for the holding of the meeting, the persons present and who are, or who represent by proxy, shareholders entitled to attend and vote at the meeting constitute a quorum.

8.9 Chair

The following individual is entitled to preside as chair at a meeting of shareholders:
(a) the chair of the board, if any;
(b) if the chair of the board is absent or unwilling to act as chair of the meeting, the president, if any.

8.10 Alternate chair

At any meeting of shareholders, the directors present must choose one of their number to be chair of the meeting if:
(a) there is no chair of the board or president present within 15 minutes after the time set for holding the meeting;
(b) the chair of the board and the president are unwilling to act as chair of the meeting; or
(c) if the chair of the board and the president have advised the secretary, if any, or any director present at the meeting, that they will not be present at the meeting. If, in any of the foregoing circumstances, all of the directors present decline to accept the position of chair or fail to choose one of their number to be chair of the meeting, or if no director is present, the shareholders present in person or by proxy must choose any person present at the meeting to chair the meeting.

8.11 Adjournments

The chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

8.12 Notice of adjourned meeting

It is not necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting of shareholders except that, when a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of the original meeting.

8.13 Motion need not be seconded

No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise, and the chair of any meeting of shareholders is entitled to propose or second a motion.

8.14 Manner of taking a poll

Subject to Article 8.15, if a poll is duly demanded at a meeting of shareholders,
(a) the poll must be taken
(i) at the meeting, or within 7 days after the date of the meeting, as the chair of the meeting directs, and
(ii) in the manner, at the time and at the place that the chair of the meeting directs,
(b) the result of the poll is deemed to be a resolution of, and passed at, the meeting at which the poll is demanded, and
(c) the demand for the poll may be withdrawn.

8.15 Demand for a poll on adjournment

A poll demanded at a meeting of shareholders on a question of adjournment must be taken immediately at the meeting,

8.16 Demand for a poll not to prevent continuation of meeting

The demand for a poll at a meeting of shareholders does not, unless the chair of the meeting so rules, prevent the continuation of a meeting for the transaction of any business other than the question on which a poll has been demanded.

8.17 Poll not available in respect of election of chair

No poll may be demanded in respect of the vote by which a chair of a meeting of shareholders is elected.

8.18 Casting of votes on poll

On a poll, a shareholder entitled to more than one vote need not cast all the votes in the same way.

8.19 Chair must resolve dispute

In the case of any dispute as to the admission or rejection of a vote given on a poll, the chair of the meeting must determine the same, and his or her determination made in good faith is final and conclusive.

8.20 Chair has second vote

In case of an equality of votes, the chair of a meeting of shareholders will, either on a show of hands or on a poll, have a casting or second vote in addition to the vote or votes to which the chair may be entitled as a shareholder.

8.21 Declaration of result

The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, as the case may be, and that decision must be entered in the minutes of the meeting.

8.22 Meetings by telephone or other communications medium

A shareholder or proxy holder who is entitled to participate in a meeting of shareholders may do so in person, or by telephone or other communications medium, if all shareholders and proxy holders participating in the meeting are able to communicate with each other; provided, however, that nothing in this Section shall obligate the Company to take any action or provide any facility to permit or facilitate the use of any communications medium at a meeting of shareholders. If one or more shareholders or proxy holders participate in a meeting a shareholders in a manner contemplated by this Section,
(a) each such shareholder or proxy holder shall be deemed to be present at the meeting, and
(b) the meeting shall be deemed to be held at the location specified in the notice of the meeting.

PART 9 - VOTES OF SHAREHOLDERS

9.1 Voting rights

Subject to any special rights or restrictions attached to any shares and to the restrictions imposed on joint registered holders of shares under Article 9.3,
(a) on a vote by show of hands, every person present who is a shareholder or proxy holder and entitled to vote at the meeting has one vote, and
(b) on a poll, every shareholder entitled to vote has one vote in respect of each share held by that shareholder that carries the right to vote on that poll and may exercise that vote either in person or by proxy.

9.2 Trustee of shareholder may vote

A person who is not a shareholder may vote on a resolution at a meeting of shareholders, whether on a show of hands or on a poll, and may appoint a proxy holder to act at the meeting in relation to that resolution, if, before doing so, the person satisfies the chair of the meeting at which the resolution is to be considered, or satisfies all of the directors present at the meeting, that the person is a trustee for a shareholder who is entitled to vote on the resolution.

9.3 Votes by joint shareholders

If there are joint shareholders registered in respect of any share,
(a) any one of the joint shareholders, but not both or all, may vote at any meeting, either personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it, or
(b) if more than one of the joint shareholders is present at any meeting, personally or by proxy, the joint shareholder present whose name stands first on the central securities register in respect of the share is alone entitled to vote in respect of that share.

9.4 Trustees as joint shareholders

Two or more trustees of a shareholder in whose sole name any share is registered are, for the purposes of Article 9.3, deemed to be joint shareholders.

9.5 Representative of a corporate shareholder

If a corporation that is not a subsidiary of the Company is a shareholder, that corporation may appoint a person to act as its representative at any meeting of shareholders of the Company, and,
(a) for that purpose, the instrument appointing a representative must
(i) be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least 2 business days before the day set for the holding of the meeting, or
(ii) be provided, at the meeting, to the chair of the meeting, and
(b) if a representative is appointed under this Article 9.5,
(i) the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the representative represents as that corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder, and
(ii) the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.

9.6 When proxy provisions do not apply

Articles 9.7 to 9.13 do not apply to the Company if and for so long as it is a public company or a pre-existing reporting company.

9.7 Appointment of proxy holder

Every shareholder of the Company, including a corporation that is a shareholder but not a subsidiary of the Company, entitled to vote at a meeting of shareholders of the Company may, by proxy, appoint a proxy holder to attend and act at the meeting in the manner, to the extent and with the powers conferred by the proxy.

9.8 Alternate proxy holders

A shareholder may appoint one or more alternate proxy holders to act in the place of an absent proxy holder.

 9.9 When proxy holder need not be shareholder

A person must not be appointed as a proxy holder unless the person is a shareholder, although a person who is not a shareholder may be appointed as a proxy holder if
(a) the person appointing the proxy holder is a corporation or a representative of a corporation appointed under Article 9.5,
(b) the Company has at the time of the meeting for which the proxy holder is to be appointed only one shareholder entitled to vote at the meeting, or
(c) the shareholders present in person or by proxy at and entitled to vote at the meeting for which the proxy holder is to be appointed, by a resolution on which the proxy holder is not entitled to vote but in respect of which the proxy holder is to be counted in the quorum, permit the proxy holder to attend and vote at the meeting.

9.10 Form of proxy

A proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form approved by the directors or the chair of the meeting: (Name of Company) The undersigned, being a shareholder of the above named Company, hereby appoints ....................................... or, failing that person, ......................................., as proxy holder for the undersigned to attend, act and vote for and on behalf of the undersigned at the meeting of shareholders to be held on the day of and at any adjournment of that meeting. Signed this .......... day of .............................................., ................. ............................................................... Signature of shareholder

9.11 Provision of proxies

A proxy for a meeting of shareholders must
(a) be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice, or if no number of days is specified, 2 business days, before the day set for the holding of the meeting, or
(b) unless the notice provides otherwise, be provided at the meeting to the chair of the meeting.

9.12 Revocation of proxies

Subject to Article 9.13, every proxy may be revoked by an instrument in writing that is
(a) received at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used, or
(b) provided at the meeting to the chair of the meeting.

9.13 Revocation of proxies must be signed

An instrument referred to in Article 9.12 must be signed as follows:
(a) if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or his or her trustee;
(b) if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under Article 9.5.

9.14 Validity of proxy votes

A vote given in accordance with the terms of a proxy is valid despite the death or incapacity of the shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received
(a) at the registered office of the Company, at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used, or
(b) by the chair of the meeting, before the vote is taken.

9.15 Production of evidence of authority to vote

The chair of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote.

PART 10 - DIRECTORS

10.1 Number of directors

The number of directors, excluding additional directors appointed under Article 11.8, is set at:
(a) if the Company is a public company, the greater of three and the number most recently established:
(i) by ordinary resolution (whether or not previous notice of the resolution was given); and
(ii) under Article 11.4;
(b) if the Company is not a public company, the number most recently established:
(i) by ordinary resolution (whether or not previous notice of the resolution was given); and
(ii) under Article 11.4.

10.2 Change in number of directors

If the number of directors is set under Articles 10.1(a)(i) or 10.1(b)(i): (a) the shareholders may elect or appoint the directors needed to fill any vacancies in the board of directors up to that number; (b) if, contemporaneously with setting that number, the shareholders do not elect or appoint the directors needed to fill vacancies in the board of directors up to that number, then the directors may appoint, or the shareholders may elect or appoint, directors to fill those vacancies.

10.3 Directors’ acts valid despite vacancy

An act or proceeding of the directors is not invalid merely because fewer directors have been appointed or elected than the number of directors set or otherwise required under these Articles.

10.4 Qualifications of directors

A director is not required to hold a share in the capital of the Company as qualification for his or her office but must be qualified as required by the Business Corporations Act to become, act or continue to act as a director.

10.5 Remuneration of directors

The directors are entitled to the remuneration, if any, for acting as directors as the directors may from time to time determine. If the directors so decide, the remuneration of the directors will be determined by the shareholders. That remuneration may be in addition to any salary or other remuneration paid to a director in such director’s capacity as an officer or employee of the Company.

10.6 Reimbursement of expenses of directors

The Company must reimburse each director for the reasonable expenses that he or she may incur in and about the business of the Company.

10.7 Special remuneration for directors

If any director performs any professional or other services for the Company that in the opinion of the directors are outside the ordinary duties of a director, or if any director is otherwise specially occupied in or about the Company’s business, he or she may be paid remuneration fixed by the directors, or, at the option of that director, fixed by ordinary resolution, and such remuneration may be either in addition to, or in substitution for, any other remuneration that he or she may be entitled to receive.

10.8 Gratuity, pension or allowance on retirement of director

Unless otherwise determined by ordinary resolution, the directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Company or to his or her spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

PART 11 - ELECTION AND REMOVAL OF DIRECTORS

11.1 Election at annual general meeting

At every annual general meeting and in every unanimous resolution contemplated by Article 7.2:
(a) the shareholders entitled to vote at the annual general meeting for the election of directors must elect, or in the unanimous resolution appoint, a board of directors consisting of the number of directors for the time being set under these Articles; and
(b) all the directors cease to hold office immediately before the election or appointment of directors under paragraph (a), but are eligible for re-election or re-appointment.

11.2 Consent to be a director

No election, appointment or designation of an individual as a director is valid unless:
(a) that individual consents to be a director in the manner provided for in the Business Corporations Act; or
(b) that individual is elected or appointed at a meeting at which the individual is present and the individual does not refuse, at the meeting, to be a director.

11.3 Failure to elect or appoint directors

If:

(a) the Company fails to hold an annual general meeting, and all the shareholders who are entitled to vote at an annual general meeting fail to pass the unanimous resolution contemplated by Article 7.2, on or before the date by which the annual general meeting is required to be held under the Business Corporations Act; or
(b) the shareholders fail, at the annual general meeting or in the unanimous resolution contemplated by Article 7.2, to elect or appoint any directors;
then each director in office at such time continues to hold office until the earlier of:
(c) the date on which his or her successor is elected or appointed; and
(d) the date on which he or she otherwise ceases to hold office under the Business Corporations Act or these Articles.

11.4 Places of retiring directors not filled

If, at any meeting of shareholders at which there should be an election of directors, the places of any of the retiring directors are not filled by that election, those retiring directors who are not re-elected and who are asked by the newly elected directors to continue in office will, if willing to do so, continue in office to fill the vacancies in the number of directors set pursuant to these Articles until further new directors are elected at a meeting of shareholders convened for that purpose. If any such election or continuance of directors does not result in the election or continuance of the number of directors set pursuant to these Articles, the number of directors of the Company is deemed to be set at the number of directors actually elected or continued in office.

11.5 Directors may fill casual vacancies

Any casual vacancy occurring in the board of directors may be filled by the directors.

11.6 Remaining directors’ power to act

The directors may act notwithstanding any vacancy in the board of directors, but if the Company has fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the directors may only act for the purpose of appointing directors up to that number or for the purpose of summoning a meeting of shareholders to fill any vacancies on the board of directors or for any other purpose permitted by the Business Corporations Act.

11.7 Shareholders may fill vacancies

If the Company has no directors or fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the shareholders may elect or appoint directors to fill any vacancies on the board of directors.

11.8 Additional directors

Notwithstanding Articles 10.1 and 10.2, between annual general meetings or unanimous resolutions contemplated by Article 7.2, the directors may appoint one or more additional directors, but the number of additional directors appointed under this Article 11.8 must not at any time exceed:
(a) one-third of the number of first directors, if, at the time of the appointments, one or more of the first directors have not yet completed their first term of office; or
(b) in any other case, one-third of the number of the current directors who were elected or appointed as directors other than under this Article 11.8. Any director so appointed ceases to hold office immediately before the next election or appointment of directors under Article 11.1(a), but is eligible for re-election or re-appointment.

11.9 Ceasing to be a director

A director ceases to be a director when:
(a) the term of office of the director expires;

(b) the director dies;
(c) the director resigns as a director by notice in writing provided to the Company or a lawyer for the Company; or
(d) the director is removed from office pursuant to Articles 11.10 or 11.11.

11.10 Removal of director by shareholders

The Shareholders may, by special resolution, remove any director before the expiration of his or her term of office, and may, by ordinary resolution, elect or appoint a director to fill the resulting vacancy. If the shareholders do not contemporaneously elect or appoint a director to fill the vacancy created by the removal of a director, then the directors may appoint, or the shareholders may elect or appoint by ordinary resolution, a director to fill that vacancy.

11.111 Removal of director by directors

The directors may remove any director before the expiration of his or her term of office if the director is convicted of an indictable offence, or if the director ceases to be qualified to act as a director of a company and does not promptly resign, and the directors may appoint a director to fill the resulting vacancy.

PART 12 - PROCEEDINGS OF DIRECTORS

12.1 Meetings of directors

The directors may meet together for the conduct of business, adjourn and otherwise regulate their meetings as they think fit, and meetings of the board held at regular intervals may be held at the place, at the time and on the notice, if any, that the board may by resolution from time to time determine.

12.2 Chair of meetings

Meetings of directors are to be chaired by
(a) the chair of the board, if any,
(b) in the absence of the chair of the board, the president, if any, if the president is a director, or
(c) any other director chosen by the directors if
(i) neither the chair of the board nor the president, if a director, is present at the meeting within 15 minutes after the time set for holding the meeting,
(ii) neither the chair of the board nor the president, if a director, is willing to chair the meeting, or
(iii) the chair of the board and the president, if a director, have advised the secretary, if any, or any other director, that they will not be present at the meeting.

12.3 Voting at meetings

Questions arising at any meeting of directors are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting does not have a second or casting vote.

12.4 Meetings by telephone or other communications medium

A director may participate in a meeting of the directors or of any committee of the directors in person, or by telephone or other communications medium, if all directors participating in the meeting are able to communicate with each other. A director may participate in a meeting of the directors or of any committee of the directors by a communications medium other than telephone if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other and if all directors who wish to participate in the meeting agree to such participation. A director who participates in a meeting in a manner contemplated by this Article 12.4 is deemed for all purposes of the Business Corporations Act and these Articles to be present at the meeting and to have agreed to participate in that manner.

12.5 Who may call extraordinary meetings

A director may call a meeting of the board at any time. The secretary, if any, must on request of a director , call a meeting of the board.

12.6 Notice of extraordinary meetings

Subject to Articles 12.7 and 12.8, if a meeting of the board is called under Article 12.4, reasonable notice of that meeting, specifying the place, date and time of that meeting, must be given to each of the directors
(a) by mail addressed to the director’s address as it appears on the books of the Company or to any other address provided to the Company by the director for this purpose,
(b) by leaving it at the director’s prescribed address or at any other address provided to the Company by the director for this purpose, or
(c) orally, by delivery of written notice or by telephone, voice mail, e-mail, fax or any other method of legibly transmitting messages.

12.7 When notice not required

It is not necessary to give notice of a meeting of the directors to a director if
(a) the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed or is the meeting of the directors at which that director is appointed, or
(b) the director has filed a waiver under Article 12.9.

12.8 Meeting valid despite failure to give notice

The accidental omission to give notice of any meeting of directors to any director, or the non-receipt of any notice by any director, does not invalidate any proceedings at that meeting.

12.9 Waiver of notice of meetings

Any director may file with the Company a document signed by the director waiving notice of any past, present or future meeting of the directors and may at any time withdraw that waiver with respect to meetings of the directors held after that withdrawal.

12.10 Effect of waiver

After a director files a waiver under Article 12.9 with respect to future meetings of the directors, and until that waiver is withdrawn, notice of any meeting of the directors need not be given to that director unless the director otherwise requires in writing to the Company.

12.11 Quorum

The quorum necessary for the transaction of the business of the directors may be set by the directors and, if not so set, is a majority of the directors.

12.12 If only one director

If there is only one director, the quorum necessary for the transaction of the business of the directors is one director, and that director may constitute a meeting.

PART 13 - COMMITTEES OF DIRECTORS

13.1 Appointment of committees

The directors may, by resolution,
(a) appoint one or more committees consisting of the director or directors that they consider appropriate,
(b) delegate to a committee appointed under paragraph (a) any of the directors’ powers, except
(i) the power to fill vacancies in the board,

(ii) the power to change the membership of, or fill vacancies in, any committee of the board, and
(iii) the power to appoint or remove officers appointed by the board, and
(c) make any delegation referred to in paragraph (b) subject to the conditions set out in the resolution.

13.2 Obligations of committee

Any committee formed under Article 13.1, in the exercise of the powers delegated to it, must
(a) conform to any rules that may from time to time be imposed on it by the directors, and
(b) report every act or thing done in exercise of those powers to the earliest meeting of the directors to be held after the act or thing has been done.

13.3 Powers of board

The board may, at any time,
(a) revoke the authority given to a committee, or override a decision made by a committee, except as to acts done before such revocation or overriding,
(b) terminate the appointment of, or change the membership of, a committee, and
(c) fill vacancies in a committee,

13.4 Committee meetings

Subject to Article 13.2(a),
(a) the members of a directors’ committee may meet and adjourn as they think proper,
(b) a directors’ committee may elect a chair of its meetings but, if no chair of the meeting is elected, or if at any meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors present who are members of the committee may choose one of their number to chair the meeting,
(c) a majority of the members of a directors’ committee constitutes a quorum of the committee, and
(d) questions arising at any meeting of a directors’ committee are determined by a majority of votes of the members present, and in case of an equality of votes, the chair of the meeting has no second or casting vote.

PART 14 - OFFICERS

14.1 Appointment of officers

The board may, from time to time, appoint a president, secretary or any other officers that it considers necessary, and none of the individuals appointed as officers need be a member of the board.

14.2 Functions, duties and powers of officers

The board may, for each officer,
(a) determine the functions and duties the officer is to perform,
(b) entrust to and confer on the officer any of the powers exercisable by the directors on such terms and conditions and with such restrictions as the directors think fit, and
(c) from time to time revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer.

14.3 Remuneration

All appointments of officers are to be made on the terms and conditions and at the remuneration (whether by way of salary, fee, commission, participation in profits or otherwise) that the board thinks fit and are subject to termination at the pleasure of the board.

PART 15 - CERTAIN PERMITTED ACTIVITIES OF DIRECTORS

15.1 Other office of director

A director may hold any office or place of profit with the Company (other than the office of auditor of the Company) in addition to his or her office of director for the period and on the terms (as to remuneration or otherwise) that the directors may determine.

15.2 No disqualification

No director or intended director is disqualified by his or her office from contracting with the Company either with regard to the holding of any office or place of profit the director holds with the Company or as vendor, purchaser or otherwise.

15.3 Professional services by director or officer

Subject to compliance with the provisions of the Business Corporations Act, a director or officer of the Company, or any corporation or firm in which that individual has an interest, may act in a professional capacity for the Company, except as auditor of the Company, and the director or officer or such corporation or firm is entitled to remuneration for professional services as if that individual were not a director or officer.

15.4 Remuneration and benefits received from certain entities

A director or officer may be or become a director, officer or employee of, or may otherwise be or become interested in, any corporation, firm or entity in which the Company may be interested as a shareholder or otherwise, and, subject to compliance with the provisions of the Business Corporations Act, the director or officer is not accountable to the Company for any remuneration or other benefits received by him or her as director, officer or employee of, or from his or her interest in, such other corporation, firm or entity.

PART 16 - INDEMNIFICATION

16.1 Indemnification of directors

The directors must cause the Company to indemnify its directors and former directors, and their respective heirs and personal or other legal representatives to the greatest extent permitted by Division 5 of Part 5 of the Business Corporations Act.

16.2 Deemed contract

Each director is deemed to have contracted with the Company on the terms of the indemnity referred to in Article 16.1.

PART 17 - AUDITOR

17.1 Remuneration of an auditor

The directors may set the remuneration of the auditor of the Company.

17.2 Waiver of appointment of an auditor

The Company shall not be required to appoint an auditor if all of the shareholders of the Company, whether or not their shares otherwise carry the right to vote, resolve by a unanimous resolution to waive the appointment of an auditor. Such waiver may be given before, on or after the date on which an auditor is required to be appointed under the Business Corporations Act, and is effective for one financial year only.

PART 18 - DIVIDENDS

18.1 Declaration of dividends

Subject to the rights, if any, of shareholders holding shares with special rights as to dividends, the directors may from time to time declare and authorize payment of any dividends the directors consider appropriate.

18.2 No notice required

The directors need not give notice to any shareholder of any declaration under Article 18.1.

18.3 Directors may determine when dividend payable

Any dividend declared by the directors may be made payable on such date as is fixed by the directors.

18.4 Dividends to be paid in accordance with number of shares

Subject to the rights of shareholders, if any, holding shares with special rights as to dividends, all dividends on shares of any class or series of shares must be declared and paid according to the number of such shares held.

18.5 Manner of paying dividend

A resolution declaring a dividend may direct payment of the dividend wholly or partly by the distribution of specific assets or of paid up shares or fractional shares, bonds, debentures or other debt obligations of the Company, or in any one or more of those ways, and, if any difficulty arises in regard to the distribution, the directors may settle the difficulty as they consider expedient, and, in particular, may set the value for distribution of specific assets.

18.6 Dividend bears no interest

No dividend bears interest against the Company.

18.7 Fractional dividends

If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in making payment of the dividend and that payment represents full payment of the dividend.

18.8 Payment of dividends

Any dividend or other distribution payable in cash in respect of shares may be paid by cheque, made payable to the order of the person to whom it is sent, and mailed
(a) subject to paragraphs (b) and (c), to the address of the shareholder,
(b) subject to paragraph (c), in the case of joint shareholders, to the address of the joint shareholder whose name stands first on the central securities register in respect of the shares, or
(c) to the person and to the address as the shareholder or joint shareholders may direct in writing.

18.9 Receipt by joint shareholders

If several persons are joint shareholders of any share, any one of them may give an effective receipt for any dividend, bonus or other money payable in respect of the share.

PART 19 - ACCOUNTING RECORDS

19.1 Recording of financial affairs

The board must cause adequate accounting records to be kept to record properly the financial affairs and condition of the Company and to comply with the provisions of the Business Corporations Act.

PART 20 - EXECUTION OF INSTRUMENTS UNDER SEAL

20.1 Who may attest seal

The Company’s seal, if any, must not be impressed on any record except when that impression is attested by the signature or signatures of
(a) any 2 directors,
(b) any officer, together with any director,
(c) if the Company has only one director, that director, or
(d) any one or more directors or officers or persons as may be determined by resolution of the directors.

20.2 Sealing copies

For the purpose of certifying under seal a true copy of any resolution or other document, the seal must be impressed on that copy and, despite Article 20.1, may be attested by the signature of any director or officer.

PART 21 - NOTICES

21.1 Method of giving notice

Unless the Business Corporations Act or these Articles provides otherwise, a notice, statement, report or other record required or permitted by the Business Corporations Act or these Articles to be sent by or to a person may be sent by any one of the following methods:
(a) mail addressed to the person at the applicable address for that person as follows:
(i) for a record mailed to a shareholder, the shareholder’s registered address;
(ii) for a record mailed to a director or officer, the prescribed address for mailing shown for the director or officer in the records kept by the Company or the mailing address provided by the recipient for the sending of that record or records of that class;
(iii) in any other case, the mailing address of the intended recipient;
(b) delivery at the applicable address for that person as follows, addressed to the person:
(i) for a record delivered to a shareholder, the shareholder’s registered address;
(ii) for a record delivered to a director or officer, the prescribed address for delivery shown for the director or officer in the records kept by the Company or the delivery address provided by the recipient for the sending of that record or records of that class;
(iii) in any other case, the delivery address of the intended recipient;
(c) sending the record by fax to the fax number provided by the intended recipient for the sending of that record or records of that class;
(d) sending the record by email to the email address provided by the intended recipient for the sending of that record or records of that class;
(e) physical delivery to the intended recipient.

21.2 Deemed receipt of mailing

A record that is mailed to a person by ordinary mail to the applicable address for that person referred to in Article 21.1 is deemed to be received by the person to whom it was mailed on the day, Saturdays, Sundays and holidays excepted, following the date of mailing.

21.3 Certificate of sending

A certificate signed by the secretary, if any, or other officer of the Company or of any other corporation acting in that behalf for the Company stating that a notice, statement, report or other record was addressed as required by Article 21.1, prepaid and mailed or otherwise sent as permitted by Article 21.1 is conclusive evidence of that fact.

21.4 Notice to joint shareholders

A notice, statement, report or other record may be provided by the Company to the joint shareholders of a share by providing the notice to the joint shareholder first named in the central securities register in respect of the share.

21.5 Notice to trustees

A notice, statement, report or other record may be provided by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder by:
(a) mailing the record, addressed to them:
(i) by name, by the title of the legal personal representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description; and
(ii) at the address, if any, supplied to the Company for that purpose by the persons claiming to be so entitled; or
(b) if an address referred to in Article 21.5(a)(ii) has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

PART 22 - SPECIAL RIGHTS AND RESTRICTIONS

22.1 Common shares

(a) Each Common share shall entitle the holder thereof to notice of and to attend and to cast one (1) vote for each matter to be decided at a general meeting of the Company.

22.2 Preferred shares issuable in series

(a) The Preference shares may include one or more series and, subject to the Business Corporations Act, the directors may, by resolution, if none of the shares of any particular series are issued, alter the Articles of the Company and authorize the alteration of the Notice of Articles of the Company, as the case may be, to do one or more of the following:
(i) determine the maximum number of shares of that series that the Company is authorized to issue, determine that there is no such maximum number, or alter any such determination;
(ii) create an identifying name for the shares of that series, or alter any such identifying name; and
(iii) attach special rights or restrictions to the shares of that series, or alter any such special rights or restrictions.

22.3 Series A Convertible Preferred Stock

(a) Authorized Shares. The number of authorized shares constituting the Series A Preferred Stock is 25,000 thousand. The Series A Preferred Stock will have a liquidation preference as determined in Article 21.3(d) below.
(b) Rank. With respect to the payment of dividends and other distributions on the capital stock of the Company, including distribution of the assets of the Company upon liquidation, the Series A Preferred Stock shall be senior to the common stock of the Company (the “Common Stock”), and senior to all other series of preferred stock (the “Junior Stock”).
(c) Dividends or Distributions. The holders of Series A Preferred Stock shall be entitled to receive dividends or distributions on a pro rata basis according to their holdings of shares of Series A

Preferred Stock when and if declared by the Board of Directors of the Company in the amount of five percent (5.0%) per year. Dividends shall be paid in cash. Dividends shall be cumulative. No cash dividends or distributions shall be declared or paid or set apart for payment on the Common Stock in any calendar year unless cash dividends or distributions on the Series A Preferred Stock for such calendar year are likewise declared and paid or set apart for payment. No declared and unpaid dividends shall bear or accrue interest.
(d) Liquidation Rights
(i) Liquidation Preference. Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary (collectively, a “Liquidation”), before any distribution or payment shall be made to any of the holders of Common Stock or any series of preferred stock, the holders of Series A Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital, surplus or earnings, an amount equal to One Hundred Sixty Dollars ($160.00) per share of Series A Preferred Stock (the “Liquidation Amount”) plus all declared and unpaid dividends thereon, for each share of Series A Preferred Stock held by them.
(ii) Pro Rata Distribution. If, upon any Liquidation, the assets of the Company shall be insufficient to pay the Liquidation Amount, together with declared and unpaid dividends thereon, in full to all holders of Series A Preferred Stock, then the entire net assets of the Corporation shall be distributed among the holders of the Series A Preferred Stock, rateably in proportion to the full amounts to which they would otherwise be respectively entitled and such distributions may be made in cash or in property taken at its fair value (as determined in good faith by the Company’s Board of Directors), or both, at the election of the Company’s Board of Directors.
(iii) Merger, Consolidation or Reorganization. For purposes of this Article 22.3(d), a Liquidation shall not be deemed to be occasioned by or to include the merger, consolidation or reorganization of the Company into or with another entity through one or a series of related transactions, or the sale, transfer or lease of all or substantially all of the assets of the Company.
(e) Repayment. The Company shall pay to the holder on the twenty first (21st) month after the date March 18, 2005 in lawful money of the United States of America and in immediately available funds the principal sum of $160 per Series A Preferred Stock, together with accrued dividends from the date of the Series A Preferred Stock until paid unless otherwise converted by the Holder.
(f) Conversion. In lieu of payment as outlined herein the holders of Series A Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):
(i) Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share (subject to Article 22.3(g)), at the office of the Company or any transfer agent for the Series A Preferred Stock into such number of fully paid and non-assessable shares of Common Stock equal to the quotient of the Liquidation Amount divided by $0.01 per share (“Conversion Price”), subject to any applicable adjustments to the Conversion Price set forth in Article 22.3.
(ii) Each share of Series A Preferred Stock automatically shall convert into shares of Common Stock at the Conversion Price then in effect immediately upon the consummation of the occurrence of a stock acquisition, merger, consolidation or reorganization of the Company into or with another entity through one or a series of related transactions, or the sale, transfer or lease (but not including a transfer by pledge or mortgage to a bona fide lender) of all or substantially all of the assets of the Company.
(g) Adjustments. The Conversion Price of the Series A Preferred Stock as described in Article 22.3(e) above shall be adjusted from time to time as follows:
(i) In the event of any reclassification of the Common Stock or recapitalization involving Common Stock the holders of the Series A Preferred Stock shall thereafter be entitled to receive, and provision shall be made therefore in any agreement relating to the reclassification or recapitalization, upon conversion of the Series A Preferred Stock, the kind and number of shares of Common Stock or other securities or property (including cash) to which such holders of Series A Preferred Stock would have been entitled if they had held the number of shares of Common Stock into which the Series A Preferred Stock was convertible immediately prior to such reclassification or recapitalization; and in any such case appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares, other securities, or property thereafter receivable upon conversion of the Series A Preferred Stock. An adjustment made pursuant to this subparagraph (i) shall become effective at the time at which such reclassification or recapitalization becomes effective.
(ii) In the event the Company shall declare a distribution payable in securities of other entities or persons, evidences of indebtedness issued by the Company or other entities or persons, assets (excluding cash dividends) or options or rights the holders of the Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Company into which their shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of shares of Common Stock of the Company entitled to receive such distribution or if no such record date is fixed, as of the date such distribution is made.
(iii) In the event the Company shall:
A. pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock,
B. subdivide outstanding shares of Common Stock into larger number of shares,
C. combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or
D. issue by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.
(iv) If the Company shall issue rights, options or warrants to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the closing bid price of the Common Stock of the Company (the “Closing Bid Price”) at the record date mentioned below, then the Conversion Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of the Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants (plus the number of additional shares of Common Stock offered for subscription or purchase), and of which the numerator shall be the number of shares of the Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants, plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Closing Bid Price. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stock holders entitled to receive such rights, options or warrants. However, upon the expiration of any such right, option or warrant to purchase shares of the Common Stock the issuance of which resulted in an adjustment in the Conversion Price pursuant to this Section, if any such right, option or warrant shall expire and shall not have been exercised, the Conversion Price shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Conversion Price made pursuant to the provisions of this Section after the issuance of such rights or warrants) had the adjustment of the Conversion Price made upon the issuance of such rights, options or warrants been made on the basis of offering for subscription or purchase only that number of shares of the Common Stock actually purchased upon the exercise of such rights, options or warrants actually exercised.
(v) If the Company or any subsidiary thereof, as applicable, with respect to Common Stock Equivalents (as defined below), at any time, shall issue shares of Common Stock or rights, warrants, options or other securities or debt that are convertible into or exchangeable for shares of Common Stock (“Common Stock Equivalents”) entitling any Person to acquire shares of Common Stock, at a price per share less than the Conversion Price (if the holder of the Common Stock or Common Stock Equivalent so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which is issued in connection with such issuance, be entitled to receive shares of Common Stock at a price per share which is less than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price), then, at the sole option of the Cornell Capital Partners, LP, the Conversion Price shall be adjusted to mirror the conversion, exchange or purchase price for such Common Stock or Common Stock Equivalents (including any reset provisions thereof) at issue. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. The Company shall notify the Cornell Capital Partners, LP in writing, no later than one (1) business day following the issuance of any Common Stock or Common Stock Equivalent subject to this Section, indicating therein the applicable issuance price, or of applicable reset price, exchange price, conversion price and other pricing terms. No adjustment under this Section shall be made as a result of issuances and exercises of options to purchase shares of Common Stock issued for compensatory purposes pursuant to any of the Company’s stock option or stock purchase plans.
(vi) If the Company shall distribute to all holders of Common Stock (and not to the Cornell Capital Partners, LP) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security, then in each such case the Conversion Price at which this Series A Preferred Stock shall thereafter be convertible shall be determined by multiplying the Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Closing Bid Price determined as of the record date mentioned above, and of which the numerator shall be such Closing Bid Price on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Cornell Capital Partners, LP of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

(vii) In case of any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, Cornell Capital Partners, LP shall have the right thereafter to, at its option:
A. convert the Series A Preferred Stock, together with all accrued but unpaid interest and any other amounts then owing hereunder into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of the Common Stock following such reclassification or share exchange, Cornell Capital Partners, LP shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which the then outstanding Series A Preferred Stock, together with all accrued but unpaid interest and any other amounts then owing thereunder could have been converted immediately prior to such reclassification or share exchange would have been entitled, or
B. require the Company to prepay the Series A Preferred Stock, plus all interest and other amounts due and payable thereon. The entire prepayment price shall be paid in cash. This provision shall similarly apply to successive reclassifications or share exchanges.
(viii) All calculations under this Article 22.3(g) shall be rounded up to the nearest $0.001 of a share.
(ix) Whenever the Conversion Price is adjusted pursuant to this section, the Company shall promptly mail to Cornell Capital Partners, LP a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.
(x) If:
A. the company shall declare a dividend (or any other distribution) on the Common Stock;
B. the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock;
C. the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights;
D. the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or
E. the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company;
then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of the Series A Preferred Stock, and shall cause to be mailed to Cornell Capital Partners, LP at its last address as it shall appear upon the stock books of the Company, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to convert this Debenture during the 20-day calendar period commencing the date of such notice to the effective date of the event triggering such notice.
(xi) In case of any (1) merger or consolidation of the Company or any subsidiary of the Company with or into another Person, or (2) sale by the Company or any subsidiary of the Company of more than one-half of the assets of the Company in one or a series of related transactions, Cornell Capital Partners, LP shall have the right to: (A) exercise any rights hereunder, (B) convert the aggregate amount of the Series A Preferred Stock then outstanding into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger, consolidation or sale, and Cornell Capital Partners, LP shall be entitled upon such event or series of related events to receive such amount of securities, cash and property as the shares of Common Stock into which such aggregate principal amount of the Series A Preferred Stock could have been converted immediately prior to such merger, consolidation or sales would have been entitled, or (C) in the case of a merger or consolidation, require the surviving entity to issue to Cornell Capital Partners, LP Preferred Stock convertible into the principal amount owed under the Series A Preferred Stock then held by Cornell Capital Partners, LP, plus all accrued and unpaid interest and other amounts owing thereon, which such newly issued Series A Preferred Stock shall have terms identical (including with respect to conversion) to the terms of this Series A Preferred Stock, and shall be entitled to all of the rights and privileges of Cornell Capital Partners, LP set forth herein and the agreements pursuant to which this Series A Preferred Stock were issued. In the case of clause (xi), the conversion price applicable for the newly issued shares of convertible preferred stock shall be based upon the amount of securities, cash and property that each share of Common Stock would receive in such transaction and the Conversion Price in effect immediately prior to the effectiveness or closing date for such transaction. The terms of any such merger, sale or consolidation shall include such terms so as to continue to give Cornell Capital Partners, LP the right to receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event. This provision shall similarly apply to successive such events.
(h) Procedures for Conversion.
(i) In order to exercise conversion rights pursuant to Article 22.3(f) above, the holder of the Series A Preferred Stock to be converted shall deliver an irrevocable written notice of such exercise to the Company, at its principal office. The holder of any shares of Series A Preferred Stock shall, upon any conversion of such Series A Preferred Stock in accordance with this Article 22.3(h), surrender certificates representing the Series A Preferred Stock to the Company, at its principal office, and specify the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. In case such holder shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes (if transfer is to a person or entity other than the holder thereof) payable upon the issuance of shares of Common Stock in such name or names. As promptly as practicable, and, if applicable, after payment of all transfer taxes (if transfer is to a person or entity other than the holder thereof), the Company shall deliver or cause to be delivered certificates representing the number of validly issued, fully paid and non-assessable shares of Common Stock to which the holder of the Series A Preferred Stock so converted shall be entitled. Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the date of receipt by the Company of any notice of conversion pursuant to Article 22.3(f)(i) above, or, in the case of an automatic conversion pursuant to Article 22.3(f)(ii) above, upon the occurrence of any event specified therein. Upon conversion of any shares of Series A Preferred Stock, such shares shall cease to constitute shares of Series A Preferred Stock and shall represent only a right to receive shares of common stock into which they have been converted.
(ii) In connection with the conversion of any shares of Series A Preferred Stock, no fractions of shares of Common Stock shall be issued, but the Company shall pay cash in lieu of such fractional interest in an amount equal to the product of the Conversion Price and such fractional interest.
(iii) The Company shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock of the Company issuable upon the conversion of all outstanding shares of Series A Preferred Stock. In the event that the Company does not have a sufficient number of shares of authorized but unissued Common Stock necessary to satisfy the full conversion of the shares of Series A Preferred Stock, then the Company shall call and hold a meeting of the shareholders within thirty (30) calendar days of such occurrence for the sole purpose of increasing the number of authorized shares of Common Stock. The Company’s Board of Directors shall recommend to shareholders a vote in favour of such proposal and shall vote all shares held by them, in proxy or otherwise, in favour of such proposal. This remedy is not intended to limit the remedies available to the holders of the Series A Preferred Stock, but is intended to be in addition to any other remedies, whether in contract, at law or in equity.
(i) Notices of Record Date. In the event that the Company shall propose at any time: (a) to declare any dividend or distribution upon any class or series of capital stock, whether in cash, property, stock or other securities; (b) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (c) to merge or consolidate with or into any other corporation, or to sell, lease or convey all or substantially all of its property or business, or to liquidate, dissolve or wind up; then, in connection with each such event, the Company shall mail to each holder of Series A Preferred Stock:
(i) at least twenty (20) days’ prior written notice of the date on which a record shall be taken for such dividend or distribution (and specifying the date on which the holders of the affected class or series of capital stock shall be entitled thereto) or for determining the rights to vote, if any, in respect of the matters referred to in clauses (b) and (c) in Article 22.3(i) above; and
(ii) in the case of the matters referred to in Article 22.3(i) (b) and (c) above, written notice of such impending transaction not later than twenty (20) days prior to the shareholders’ meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holder in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction (and specify the date on which the holders of shares of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event) and the Company shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Company has given the first notice provided for herein or sooner than ten (10) days after the Company has given notice of any material changes provided for herein.
(j) Limitations of Conversion.
(i) Subject to the Termination Rights specified in Article 22.3(j)(ii) hereof, the Conversion Rights specified herein shall be subject to the following limitations:

A. No holder of the shares of Series A Preferred Stock shall be entitled to convert the Series A Preferred Stock to the extent, but only to the extent, that such conversion would, upon giving effect to such conversion, cause the aggregate number of shares of Common Stock beneficially owned by such holder to exceed 4.99% of the outstanding shares of Common Stock following such conversion (which provision may be waived by such holder by written notice from such holder to the Company, which notice shall be effective sixty one (61) days after the date of such notice). Notwithstanding the foregoing in the event the Holder of the Series A Preferred Stock has converted or is in the process of converting Series A Preferred Stock that has or shall, cause the aggregate number of shares of Common Stock beneficially owned by such Holder to equal 4.99% of the outstanding shares of Common Stock following such conversion, the Holder shall, upon written notification to the Company that such Common Stock acquired or to be acquired pursuant to such conversion has been sold, be entitled to immediately effectuate a conversion that would, upon giving effect to such conversion, cause the aggregate number of shares of Common Stock beneficially owned by such Holder to equal 4.99% of the outstanding shares of Common Stock following such conversion even if such notice is given on the same day of a conversion.
(ii) The limitations on the Conversion Rights specified in Article 22.3(j)(i)(A) hereof shall terminate (the “Termination Rights”) if there is a Change in Control of the Company (as defined below). For the purpose of hereof, a “Change in Control” of the Company has occurred when: (i) any person (defined herein to mean any person within the meaning of Section 13(d) of the United States Securities Exchange Act of 1934 (the “Exchange Act”)), other than the Company, or an employee benefit plan established by the Board of Directors of the Company, acquires, directly or indirectly, the beneficial ownership (determined under Rule 13d-3 of the regulations promulgated by the United States Securities and Exchange Commission under Section 13(d) of the Exchange Act) of securities issued by the Company having forty percent (40%) or more of the voting power of all of the voting securities issued by the Company in the election of directors at the meeting of the holders of voting securities to be held for such purpose; or (ii) a majority of the directors elected at any meeting of the holders of voting securities of the Company are persons who were not nominated for such election by the Board of Directors of the Company or a duly constituted committee of the Board of Directors of the Company having authority in such matters; or (iii) the Company merges or consolidates with or transfers substantially all of its assets to another person; or (iv) a change in the Chief Executive Officer of the Company from that person that serves in such position on the date hereof.
(k) Optional Redemption in Cash. The Company may redeem up to 80% of the shares of Series A Preferred Stock held by the holder at the Redemption Payment Date (“Optional Redemption”) by paying to the holder of Series A Preferred Stock a sum of money equal to One Hundred Twenty Percent (120%) of the Liquidation Preference together with accrued but unpaid dividends thereon and any and all other sums due, accrued or payable to the holder of Series A Preferred Stock arising under those shares of Series A Preferred Stock (the “Redemption Amount”) outstanding on the Redemption Payment Date (as defined below). The Company shall deliver to the holder of Series A Preferred Stock a written notice of redemption (the “Notice of Redemption”) specifying the date for such Optional Redemption (the “Redemption Payment Date”), which date shall be no more than five (5) business days after the date of the Notice of Redemption (the “Redemption Period”). On the Redemption Payment Date, the Redemption Amount must be paid in good funds to the holder of Series A Preferred Stock. In the event the Company fails to pay the Redemption Amount on the Redemption Payment Date as set forth herein, then such Redemption Notice will be null and void. Notwithstanding the foregoing the holder of Series A Preferred Stock shall be entitled to effectuate conversion of such amounts of the Series A Preferred Stock not being redeemed by the Company.

(l) General. The Series A Preferred Stock shall not have any voting rights, except as required under the Business Corporations Act.

PART 23 - ALTERATION TO ARTICLES

23.1 Authority to Alter Articles
The directors may, by resolution, alter any part of these Articles unless the Business Corporations Act requires that such resolution be approved by the shareholders of the Company, then such alteration must be approved by the type of resolution specified in the Business Corporations Act.